                                                                    Exhibit 23.2




CONSENT OF INDEPENDENT ACCOUNTANTS

HealthAxis.com, Inc.
East Norriton, PA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 1 on Form S-4 (Registration No. 333-30256) of our report dated March 16, 2000, relating to the consolidated financial statements of HealthAxis.com, Inc. for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
--------------------------
BDO SEIDMAN, LLP


Philadelphia, PA
April 20, 2000